Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by France Telecom under the U.S. Securities Act of 1933, as amended, of debt securities to be issued, from time to time, by France Telecom (the “Debt Securities”). Such Debt Securities will be registered on a registration statement on Form F-3 (the “Registration Statement”) and filed with the U.S. Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints each of Gervais PELLISSIER, Valérie THEROND and Jean-Michel THIBAUD, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the SEC the Registration Statement and any and all amendments and post-effective amendments thereto and to file the same, with exhibits thereto and any and all other documents that may be required in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitutes therefore, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

[Remainder of page intentionally left blank]

France Télécom – SA au capital de 10 595 434 424 € - 6 place d’Alleray - 75505 Paris Cedex 15 - 380 129 866 RCS Paris

Date	Signature	Title

December 8, 2011	/S/ Stéphane Richard Stéphane Richard	Chairman and Chief Executive Officer

December 8, 2011	/S/ Gervais Pellissier Gervais Pellissier	Chief Executive Officer Delegate, Chief Financial Officer

December 8, 2011	/S/ Valérie Thérond Valérie Thérond	Principal Accounting Officer

	Caroline Angeli	Director

	Ghislaine Coinaud	Director

December 8, 2011	/S/ Jean-Dominique Comolli Jean-Dominique Comolli	Director

December 8, 2011	/S/ Bernard Dufau Bernard Dufau	Director

December 8, 2011	/S/ José-Luis Durán José-Luis Durán	Director

December 8, 2011	/S/ Pascal Faure Pascal Faure	Director

France Télécom – SA au capital de 10 595 434 424 € - 6 place d’Alleray - 75505 Paris Cedex 15 - 380 129 866 RCS Paris

Date	Signature	Title

December 8, 2011	/S/ Charles-Henri Filippi Charles-Henri Filippi	Director

December 8, 2011	/S/ Pierre Graff Pierre Graff	Director

December 8, 2011	/S/ Daniel Guillot Daniel Guillot	Director

December 8, 2011	/S/ Claudie Haigneré Claudie Haigneré	Director

December 8, 2011	/S/ Helle Kristoffersen Helle Kristoffersen	Director

December 8, 2011	/S/ Marc Maouche Marc Maouche	Director

December 8, 2011	/S/ Muriel Pénicaud Muriel Pénicaud	Director

December 8, 2011	/S/ Jean-Michel Severino Jean-Michel Severino	Director

December 8, 2011	/S/ Johan Van den Cruijce France Telecom Participations U.S. Inc. By: Johan Van den Cruijce Title: President	Authorized Representative in the United States

France Télécom – SA au capital de 10 595 434 424 € - 6 place d’Alleray - 75505 Paris Cedex 15 - 380 129 866 RCS Paris